Exhibit 10.3

                  EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of July 22, 2005, by and between Iconix Brand Group, Inc., a Delaware corporation (the "Company"), and Andrew Tarshis (the "Executive").

                               W I T N E S S E T H

                  WHEREAS, on the date hereof, the Company acquired substantially all of the assets of Joe Boxer Company, LLC and certain of its affiliates and desires to operate such business as the Joe Boxer division (the "Division") of the Company; and

                  WHEREAS, the Executive possesses unique personal knowledge, experience and expertise concerning the business and operations to be conducted by the Company in the Division; and

                  WHEREAS, the Company desires to employ the Executive as (i) Senior Vice President, Business Affairs and General Counsel of the Division and
(ii) Senior Vice President, Business Affairs and Associate Counsel of the Company, and the Executive desires to be so employed by the Company, upon the terms and subject to the conditions set forth in this Agreement

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1. Engagement of Executive; Duties. During the Term (as hereinafter defined), the Executive shall have the titles of
                  (i) the Senior Vice President, Business Affairs and General Counsel of the Division and (ii) the Senior Vice President, Business Affairs and Associate Counsel of the Company, and shall have such duties as may be from time to time delegated to him by the Chief Executive Officer of the Division or the Company. The Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Company.

2. Time. The Executive shall devote substantially all of his professional time to the business affairs of the Division and the Company.

3. Term. The Executive's engagement shall commence effective July 22, 2005 and shall continue for two (2) years (the "Term") unless otherwise terminated as provided herein. The Company may terminate the Agreement for cause in the event that Executive is convicted of a crime of moral turpitude or dishonesty which conviction may reasonably be expected to have an adverse impact on the Company, or for the willful and continued refusal of Executive to follow the directives of the Chief Executive Officer of the Company (provided that the Company shall have provided Executive with written notice of such willful and continued refusal and Executive has been afforded a reasonable opportunity of at least thirty days to cure the same). Executive may terminate this Agreement in the event his title, reporting relationship or job responsibilities are materially or adversely affected or in the event that Executive is re-located to an office outside the greater New York metropolitan area (which metropolitan area shall not be deemed to include New Jersey). In the event the Company elects to terminate this Agreement for any reason other than for cause as specified herein or Executive terminates for the reasons specified herein, Executive shall be entitled to receive the greater of (i) his current salary



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                  through the remainder of the Term, or (ii) 25% of his then base salary. In the event that the Company shall fail to renew this Agreement at the end of the Term upon terms no less favorable to Executive as of the end of the Term, Executive shall be entitled to receive, at the expiration of the Term, a payment in an amount equal to 25% of his then base salary.

4.                Compensation.

(a) Base Salary. Executive's base salary for the first year of the Term will be at a rate of not less than $225,000 per annum and Executive's base salary for the second year of the Term will be at a rate of not less than $240,000 per annum, in each case, paid in accordance with the Company's payroll practices and policies then in effect.

(b) Bonus. Executive shall be entitled to participate in the Company's executive bonus program then in effect. Executive shall be eligible for an annual bonus of up to 100% of Executive's salary, to be superceded by the maximum amount available under the Company's executive bonus program and any other bonus program generally applicable to senior executives of the Company.

(c) Options. Executive shall be granted options on the date hereof to purchase 110,000 shares of the Company's common stock with an exercise price equal to the closing sales price of the Company's common stock on the date of grant (the "Options"). 50% of the Options shall vest on the date of grant and 50% shall vest on December 31, 2005, provided that the Executive is still employed by the Company on such date.

(d) Fringe Benefits. Executive shall receive the fringe benefits given to other executive officers of the Company including, but not limited to, major medical, dental, life insurance, pension including any 401 (K) or other profit sharing plan. Executive shall also be added as an insured under the Company's officers and directors insurance and all other polices which pertain to officers of the Company. The Company shall pay for all expenses related to COBRA until such time as Executive is fully covered under Company's plans. The Company shall pay Executive a car allowance of $1,500 per month during the Term of this Agreement.

(e) Reimbursement of Expenses. The Company shall pay to Executive the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, expenses related to cell phones, blackberrys and laptop computers and such other expenses incurred in connection with business related travel or entertainment in accordance with the Company's policy, or, if such expenses are paid directly by the Executive, the Company shall promptly reimburse the Executive for such payments, provided that the Executive (i) properly accounts for such expenses in accordance with the Company's policy and (ii) has received prior approval by the Chief Executive Officer of the Company for major expenses.

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(f)               Vacation. Executive shall be entitled to four weeks of paid vacation per year. The Executive shall use his vacation in the calendar year in which it is accrued.

5. Confidentiality. Executive shall not divulge to anyone, either during or at any time after the Term, any information constituting a trade secret or other confidential information acquired by it concerning the Company, any subsidiary or other affiliate of the Company, except in the performance of his duties hereunder, including but not limited to its licensees, revenues, business systems and processes ("Confidential Information"). Executive acknowledges that any Confidential Information is of great value to the Company, and upon the termination of its engagement Executive shall redeliver to the Company all Confidential Information and other related data in his possession.

6. Change of Control. In the event that there comes a time during the Term hereof that (x) Neil Cole is not either (i) employed as an executive officer of the Company, or (ii) a member of the Company's Board of Directors, or (y) a sale or merger of the Division or the Company with a non-affiliate shall occur and within 12 months of such event, Executive's employment with the Company is terminated by the Company without cause or Executive terminates this Agreement for the reasons specified in paragraph 3 hereof, Executive shall be entitled to receive, in addition to any other amounts otherwise payable hereunder, an amount equal to his current compensation through the remainder of the Term, but no less than one times Executive's annualized compensation at the time of termination.

7.                Miscellaneous.

(a) This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with those laws. The Company and Executive unconditionally consent to submit to the exclusive jurisdiction of the New York State Supreme Court, County of New York or the United States District Court for Southern District of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail to the address set forth below shall be effective service of process for any action, suit or proceeding brought against the Company or the Executive, as the case may be, in any such court.

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(b)               If not terminated in accordance with its terms, this Agreement shall be binding upon, and inure to the benefit of, the Parties, their heirs, legal representatives, successors and permitted assigns.

(c) The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision. This Agreement reflects the entire understanding between the Parties.

(d) This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

(e) This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

8. Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

         To the Company:

                           Iconix Brand Group, Inc.
                           215 West 40th Street, 6th Floor
                           New York, New York 10008
                           Attention: Neil Cole, Chief Executive Officer

         With a copy in the same manner to:

                           Blank Rome LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention: Robert J. Mittman, Esq.

         To the Executive:

                           Andrew Tarshis
                           185 Pinewood Road
                           Stamford, Connecticut 06903

         With a copy in the same manner to:

                           Mayer, Brown, Rowe & Maw, LLP
                           1675 Broadway
                           New York, NY  10019
                           Attn:  Nazim Zilkha, Esq.



                            -SIGNATURE PAGE FOLLOWS-

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                  IN WITNESS WHEREOF, the parties hereto have executed this
agreement as of the 22nd day of July, 2005.

Iconix Brand Group, Inc.                                 Executive


By:   /s/Neil Cole                                       /s/Andrew Tarshis
      ----------------------------                       ----------------------
      Neil Cole                                          Andrew Tarshis
      Chief Executive Officer